                                                                     Exhibit  11


GENERAL DATACOMM INDUSTRIES, INC. AND SUBSIDIARIES

CALCULATION OF EARNINGS (LOSS) PER SHARE (IN THOUSANDS EXCEPT  PER SHARE DATA)

Years Ended September 30                                1994           1993             1992
                                                        ----           ----             ----
PRIMARY EARNINGS (LOSS) PER SHARE:
Weighted average number of common
  shares outstanding                                 16,659            15,641           15,421
Assumed exercise of certain
    stock options and warrants                          -               1,233               84
                                                    -------           -------          -------
                                                     16,659            16,874           15,505
                                                    =======           =======          =======


Income (loss) before cumulative effect of
    accounting changes                             $ (1,895)         $  6,116          $ 2,643
Cumulative effect of changes in accounting for
    post-retirement and post-employment benefits       (433)              -                -
                                                    -------           -------          -------


Net income (loss)                                  $ (2,328)         $  6,116          $ 2,643
                                                    =======           =======          =======


Earnings (loss) per share:
   Income (loss) before cumulative effect
     of accounting changes                         $   (.11)         $    .36          $   .17
  Cumulative effect of changes in accounting
     for post-retirement and post-employment
     benefits                                          (.03)              -                -
                                                    -------           -------          -------


Earnings (loss) per share                          $   (.14)         $    .36          $   .17
                                                    =======           =======          =======


Fully Diluted Earnings (Loss) Per Share:
Weighted average number of common shares
    outstanding                                      16,659            15,641           15,421
Assumed exercise of certain stock options
   and warrants                                         -               1,425              130
                                                    -------           -------          -------
                                                     16,659            17,066           15,551
                                                    =======           =======          =======
Income (loss) before cumulative effect of
    accounting changes                             $ (1,895)         $  6,116          $ 2,643
Cumulative effect of changes in accounting
    and for post-retirement and post-employment
    benefits                                           (433)             -                -
                                                    -------           -------          -------


Net income (loss)                                  $ (2,328)         $  6,116          $ 2,643
                                                    =======           =======          =======


Earnings (loss) per share:
  Income (loss) before cumulative effect of
    accounting changes                             $   (.11)         $    .36          $   .17
  Cumulative effect of changes in accounting
    for post-retirement and post-employment
    benefits                                           (.03)             -                -
                                                    -------           -------          -------


Earnings (loss) per share                          $   (.14)         $    .36          $   .17
                                                    =======           =======          =======





                                      F-9